SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                JANUARY 29, 2003



                        PARAMETRIC TECHNOLOGY CORPORATION
               (Exact name of registrant as specified in its charter)



Massachusetts                      0-18059                   04-2866152
(State or other jurisdiction       (Commission File          (IRS Employer
of incorporation)                  Number)                   Identification No.)


                140 KENDRICK STREET, NEEDHAM, MASSACHUSETTS 02494

               (Address of principal executive offices and zip code)

Registrant's telephone number,including area code:

                                 (781) 370-5000




ITEM 5.  OTHER EVENTS.

In our Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (the "Form 10-K"), which was filed with the Securities and Exchange Commission on January 28, 2003, we reported that we had received a Nasdaq Staff Determination letter indicating that, due to the delayed filing of the Form 10-K, we were not in compliance with Nasdaq's continued listing rules and that our common stock was subject to potential delisting from The Nasdaq National Market.

On January 29, 2003, we received a letter from the Nasdaq Listing Qualifications Panel confirming that we are now in compliance with all requirements for continued listing on The Nasdaq National Market. As a result, the letter "E" has been removed from our stock ticker symbol effective January 31, 2003, and the previously scheduled hearing on our compliance has been cancelled.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2003


PARAMETRIC TECHNOLOGY CORPORATION

By:      /s/        Thomas L. Beaudoin
------------------------------------------------------------
Thomas L. Beaudoin
Senior Vice President and Acting Chief Financial Officer